Exhibit 10.1

Ponce Bank

Employee Stock Ownership Plan

With 401(k) Provisions

(Effective January 1, 2021)

Ponce Bank Employee Stock Ownership Plan

(with 401(k) Provisions)

WHEREAS, Ponce Bank, a federally chartered savings association (the “Bank”), previously adopted the Ponce Bank Employee Stock Ownership Plan (the “Plan”), effective January 1, 2017; and

WHEREAS, the Bank desires to merge the Ponce Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) into this Plan, such that this Plan includes both: (1) a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”); (2) a discretionary employer contribution feature; (3) a qualified nonelective contribution feature to qualify as a safe harbor plan under Section 401(k)(12)(C) of the Code; and (4) an employee stock ownership plan portion that is intended to qualify as both a stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code.

NOW, THEREFORE, in consideration of the foregoing, the Bank hereby amends and restates this Plan, effective as of January 1, 2021.

ARTICLE I

INTRODUCTION

1.1
Purpose and Effective Date. The Plan is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and is designed to invest primarily in Company Stock (as defined herein), which meets the requirements for qualifying employer securities under Code Section 409(l). The purchase of Company Stock for the Plan may be made with the proceeds of exempt loans meeting the requirements of Section 54.4975-7(b) of the Treasury Regulations (including any amendments thereto) and Section 2550.408(b)-3 of the Department of Labor Regulations (including any amendments thereto), employer contributions, dividends on qualified employer securities or a combination thereof. The Plan also includes a cash or deferred arrangement under Section 401(k) of the Code, a discretionary contribution employer contribution feature and a matching contribution feature under 401(m). In addition, the Plan is intended to qualify as a safe harbor plan under Section 401(k)(12)(C) and provides for a qualified nonelective contributions as required therein.

1.2
History of the Plan. The Plan was originally effective on January 1, 2017 solely as an employee stock ownership plan within the meaning of Section 4975(e)(7). As of the Effective Date, the 401(k) Plan merged into this Plan and the Plan was amended and restated in its entirety. The Plan received a determination letter on June 27, 2018.

1.3
Trust Agreement and Plan Administration. All contributions under the Plan will managed and controlled by the Trustee acting under a Trust which forms a part of the Plan. The terms of the trust are set forth in the Trust Agreement. The authority to control and manage the operation and administration of the Plan is vested in the Administrative Committee.

1.4
Not an S-Corporation. The Employer is not an S-corporation and has never been an S- corporation such that the Plan is not required to comply with Section 409(p) of the Code.

ARTICLE II

DEFINITIONS

The following initially capitalized words and phrases when used in the Plan shall have the following meanings unless the context clearly requires otherwise.

2.1
Account means the bookkeeping account established for each Participant which reflects the value of the Participant’s interest in the Plan. This Account shall include a Company Stock Account, which reflects the number of shares of Company Stock allocated to the Participant and an Investment Account which reflects other investments allocated to the Participant. The Account represents the Participant’s total economic interest in the Plan.

2.2
Actual Contribution Percentage means for each Plan Year the average of the ratios (calculated separately for each Eligible Employee in such group, of (i) the amount of Matching Contributions actually paid to the Trust on behalf of each such Eligible Employee for such Plan Year, to (ii) the Eligible Employee’s Compensation for that portion of the applicable Plan Year during which the Eligible Employee was eligible to participate. The Actual Contribution Percentage for a Participant who has no Matching Contributions shall be 0%.

2.3
Actual Deferral Percentage means for each Plan Year the average of the ratios (calculated separately for each Eligible Employee in such group), of (i) the amount of Elective Contributions actually paid over to the Trust on behalf of each such Eligible Employee for such Plan Year, to (ii) the Eligible Employee’s Compensation for that portion of the applicable Plan Year during which the Eligible Employee was eligible to participate. In computing the Actual Deferral Percentage, Elective Contributions shall not include any amounts properly returned to the Participant as excess Annual Additions under Section 6.5; any amounts properly returned to a Non-Highly Compensated Employee as excess deferrals under Section 6.1; or any amounts properly characterized as Catch-Up Contributions. The Actual Deferral Percentage for a Participant who makes no Elective Contributions during a Plan Year shall be 0%.

2.4
Administrative Committee and Committee, used interchangeably, means the named fiduciary of the Plan, which is appointed by the Board of Directors, as is more fully described in Article XIV. In the event the Board of Directors does not appoint an Administrative Committee, Administrative Committee means the Board of Directors.

2.5
Affiliate means the Bank and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Bank; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Bank; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Bank; and any other entity required to be aggregated with the Bank pursuant to regulations under Code Section 414(o).

2.6
Bancorp means PDL Community Bancorp, a savings and loan holding company, which is the parent company of the Bank.

2.7
Bank means Ponce Bank and any Affiliate which adopts this Plan with the approval of the Board of Directors of the Bank and any successor to the business of the Bank that agrees to assume the Bank’s obligations under the Plan.

2.8
Beneficiary means the individual(s) or entities entitled to receive the Participant’s benefits under the Plan in the event of the Participant’s death prior to receiving all benefits payable under the Plan.

2.9
Board of Directors means the Board of Directors of the Bank as constituted from time to time.

2.10
Break in Service means a Plan Year during which an Employee (a) has terminated employment or is no longer employed with the Bank or an Affiliate, and (b) fails to complete more than 500 Hours of Service.

2.11
Change in Control means an event involving Bancorp or the Bank that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii) results in a Change in Control of Bancorp within the meaning of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act and the Rules and Regulations of the Board of Governors of the Federal Reserve System (“FRS”) promulgated pursuant thereto (provided, that in applying the definition of change in control as set forth under the Rules and Regulations of the FRS, the Board shall substitute its judgment for that of the FRS); or (iii) results in a Change in Control of the Bank within the meaning of the Home Owners’ Loan Act, as amended, the Federal Deposit Insurance Act, or the Rules and Regulations promulgated by the Office of the Comptroller of the Currency (the “OCC”), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OCC, the Board shall substitute its judgment for that of the OCC); or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as:

(a)
any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of Bancorp representing 25% or more of Bancorp’s outstanding voting securities or right to acquire such securities except for any voting securities purchased by any employee benefit plan of the Bank, by the Ponce De Leon Foundation or by Ponce Bank Mutual Holding Company;

(b)
individuals who constitute the Board of Bancorp or the Bank on the date hereof (each an “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Bancorp’s or the Bank’s stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)
a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Bancorp or the Bank or similar transaction occurs or is effectuated in which Bancorp or the Bank is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods;

(d)
a proxy statement has been distributed soliciting proxies from stockholders of Bancorp, by someone other than the current management of Bancorp, seeking stockholder approval of a plan of reorganization, merger or consolidation of Bancorp with one or more companies as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by Bancorp; or

(e)
a tender offer is made for 20% or more of the voting securities of Bancorp then outstanding.

In no event, however, shall a Change in Control be deemed to have occurred as a result of (1) any acquisition of securities or assets of Bancorp or the Bank, by any employee benefit plan maintained by the Bank, by the Ponce De Leon Foundation, or by Ponce Bank Mutual Holding Company; or (2) the conversion of Ponce Bank Mutual Holding Company to stock form and/or a contemporaneous stock offering of a newly-formed stock holding company.

2.12
Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.13
Company Stock means shares of common stock issued by Bancorp that are readily tradable on an established securities market; provided, however, if Bancorp common stock is not readily tradable on an established securities market, Company Stock means common stock issued by Bancorp having a combination of voting power and dividend rates equal to or in excess of: (a) that class of common stock of Bancorp having the greatest voting power and (b) that class of common stock of Bancorp having the greatest dividend rights. Non-callable preferred stock shall be treated as Company Stock for purposes of the Plan if such stock is convertible at any time into stock that is readily tradable on an established securities market (or, if applicable, that meets the requirements of (a) and (b) next above) and if such conversion is at a conversion price that, as of the date of the acquisition by the Plan, is reasonable. For purposes of the immediately preceding sentence, preferred stock shall be treated as non- callable if, after the call, there will be a reasonable opportunity for a conversion that meets the requirements of the immediately preceding sentence. Company Stock shall be held under the Trust only if such stock satisfies the requirements of Section 407(d)(5) of ERISA.

2.14
Compensation means wages within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer during a Plan Year for which the Employer is required to report on Form W-2. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation also includes any salary reduction contributions elected by a Participant which is not includible in the gross income of the Participant pursuant to any plan maintained by the Bank in accordance with Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b), but shall exclude such forms of compensation as set forth below in this Section 2.14.

Payments made within 2-1/2 months after severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)) will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2-1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Notwithstanding the foregoing, Compensation shall not include any amounts earned prior to becoming a Participant in the Plan. The annual compensation for each Participant taken into account under the Plan shall not exceed $290,000, as adjusted by the Internal Revenue Service at the same time and in the same manner as under Code Section 415(d).

Exclusions. Compensation excludes the following amounts as follows:

Source	Exclusion(s)
Elective Contributions; Qualified Nonelective Contributions	Bonuses, Commissions, Bonus 2; Car Allowance; Misc., Employee Incentive, Rep Expense In/Out, Representative Expense, Retro Pay; Differential Wages, Unused Leave
Matching Contributions	Differential Wages; Unused Leave
401(k) Safe Harbor Contributions	Differential Wages; Unused Leave
Other Discretionary Contributions	Differential Wages; Unused Leave

2.15
Disability means a medically determinable physical or mental impairment which is of such permanence and degree that it can be expected to result in death or that a Participant is unable, because of such impairment, to perform any substantial gainful activity for which the Participant is suited by virtue of such Participant’s experience, training or education and which would entitle the Participant to benefits under the Employer’s long-term disability plan, if any, or to Social Security disability benefits as evidenced by a disability award letter.

2.16
Disqualified Person means a person defined in Code Section 4975(e), including but not limited to (i) a fiduciary of the Plan; (ii) a person providing services to the Plan; (iii) an owner of 50% or more of the combined voting power or value of all classes of stock of the Bank or Bancorp entitled to vote or the total value of shares of all classes of stock of the Bank and certain members of such owner’s family; or (iv) an officer, director, 10% or greater shareholder or highly compensated employee (who earns 10% or more of the yearly wages) of the Bank.

2.17
Effective Date means January 1, 2021, which is the date on which the provisions of this Plan become effective.

2.18
Elective Contribution means an Employer Contribution made to the Plan at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or some other deferral mechanism.

2.19
Elective Contribution Sub-Account means the sub-account to which is credited a Participant’s Elective Contribution.

2.20
Employee means an individual who is employed as a common law employee by the Bank or an Affiliate on a salaried or hourly basis and with respect to whom the Bank or the Affiliate is required to withhold taxes from remuneration paid to such Employee by the Bank or Affiliate for personal services rendered to the Bank, including any officer or director who shall so qualify. If an individual is not considered to be an Employee in accordance with the preceding sentence for a Plan Year, a subsequent determination by the Bank, any governmental agency or court that the individual is a common law employee of the Bank, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

2.21
Employer means the Bank.

2.22
Employer Contribution means cash contributions attributable solely to an Elective Contribution, Matching Contribution, 401(k) Safe Harbor Nonelective Contribution and Qualified Nonelective Contribution.

2.23
Entry Date shall be the first day of each Plan Year and the first day of the fourth, seventh and tenth months of each Plan Year.

2.24
ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any regulations promulgated thereunder.

2.25
ESOP means the “employee stock ownership plan” portion of the Plan.

2.26
Exempt Loan means the issuance of notes, a series of notes or other installment obligations incurred by the Trustee, in accordance with the Trust, in connection with the purchase of Company Stock, the terms of which shall satisfy the requirements of Treasury Regulations Section 54.4975-7(b), including the requirements: (a) that the loan bear a reasonable rate of interest, be for a definite period (rather than payable on demand), and be without recourse against the Plan, and (b) that the only assets of the Plan that may be given as collateral are shares of Common Stock purchased with the proceeds of that loan or with the proceeds of a prior Exempt Loan.

2.27
401(k) Safe Harbor Nonelective Contribution means an Employer Contribution made by the Employer pursuant to Section 5.5 of the Plan.

2.28
401(k) Safe Harbor Nonelective Contribution Sub-Account means the subaccount to which the Employer’s 401(k) Safe Harbor Nonelective Contributions are allocated to the Participant.

2.29
Highly Compensated Employee

(a)
Highly Compensated Employee means an Employee who performs service during the determination year and is described in one or more of the following groups:

(i)
An Employee who is a 5% owner, as defined in Code Section 416(i)(A)(iii), at any time during the determination year or the look-back year.

(ii)
An Employee who receives compensation in excess of $130,000 (indexed in accordance with Code section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year.

(b)
For purposes of the definition of Highly Compensated Employee, the following definitions and rules shall apply:

(i)
The determination year is the Plan Year for which the determination of who is highly compensated is being made.

(ii)
The look-back year is the 12-month period immediately preceding the determination year, or if the Employer elects, the calendar year ending with or within the determination year.

(iii)
The top-paid group consists of the top 20% of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code section 414(q)(8) and Treasury Regulations Section 1.414(q)-1T Q&A 9(b) are excluded.

(c)
Compensation is compensation within the meaning of Code section 415(c)(3), plus, for purposes thereof, elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement under Code section 401(k) or tax-sheltered annuity under Code section 403(b) or made pursuant to Code section 132(f)(4). Employers aggregated under Code sections 414(b), (c), (m), or (o) are treated as a single employer.

2.30
Hours of Service means:

(a)
Performance of Duties. The actual hours for which an Employee is paid or entitled to be paid by the Bank for the performance of duties;

(b)
Nonworking Paid Time. Each hour for which an Employee is paid or entitled to be paid by the Bank on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability (to the extent not already included in Compensation), layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Employee under this subsection for any single continuous period (whether or not such period occurs in a single computation period); and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable worker’s or unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee; and

(c)
Maternity, Paternity and FMLA Leave. Solely for purposes of determining whether a one-year Break in Service has occurred for purposes of determining eligibility to participate and vesting, each hour for which an Employee is absent from employment by reason of (i) pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child in connection with the adoption of the child by an individual, or

(iv) caring for the child during the period immediately following the birth or placement for adoption. Hours of Service shall also, for these limited purposes, include each hour for which an Employee who has worked for the Bank or an Affiliate for at least 12 months and for at least 1,250 Hours of Service during the year preceding the start of the leave, is absent from employment on an unpaid family leave for up to 12 weeks, as provided for in the Family and Medical Leave Act of 1993 (the “FMLA Leave”), by reason of (A) the birth or adoption of a child, (B) the care of a spouse, child or parent with a serious health condition, or (C) the Employee’s own serious health condition, provided that such an Employee provides the Bank with a 30-day advance notice if the leave is foreseeable, and/or medical certification satisfactory to support the Employee’s request for leave because of a serious health condition. For purposes of determining whether an Employee’s leave qualifies as a “FMLA Leave” in order to be credited with Hours of Service under this Plan, the Family and Medical Leave Act of 1993 (“FMLA”) and the regulations promulgated thereunder shall apply. During the period of absence, the Employee shall be credited with the number of hours that would be generally credited but for such absence or if the general number of work hours is unknown, eight Hours of Service for each normal workday during the leave (whether or not approved). These hours shall be credited to the computation period in which the leave of absence commences if crediting of such hours is required to prevent the occurrence of a one-year Break in Service in such computation period, and in other cases, in the immediately following computation period. The computation period shall be the same as the relevant period for determining eligibility computation periods and vesting computation periods. Unless otherwise required under the FMLA and the regulations promulgated thereunder, no more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computationperiod).

(d)
Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Bank; provided, however, Hours of Service credited under paragraphs (a), (b) and (c) above shall not be recredited by operation of this paragraph.

(e)
Equivalencies. The Administrative Committee shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (i) Working Time; (ii) Periods of Employment; (iii) Earnings; or (iv) Elapsed Time. The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective.

(f)
Miscellaneous. Unless the Administrative Committee directs otherwise, the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in Department of Labor Regulations Sections 2530.200b-2(b) and (c), shall be used hereunder and are incorporated by reference into the Plan.

Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Bank while on such leave shall be credited with Hours of Service as required by the Uniformed Services Employment and Reemployment Rights Act.

Notwithstanding any other provision of this Plan to the contrary, an Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

2.31
Investment Account means the accounts and sub-accounts established in the name of the Participants that reflect Rollover Contributions and Employer Contributions made in cash, and any income, gains, losses, appreciation or depreciation attributable thereto.

2.32
Investment Manager means an investment advisor, bank or insurance company, meeting the requirements of ERISA Section 3(38), appointed by the Bank to manage the Plans assets in accordance with the Trust Agreement.

2.33
Leased Employee means any person who performs services for an Employer or an Affiliate (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient.”

2.34
Matching Contribution means a contribution to the Plan by the Employer which matches in whole or in part an Elective Contribution on behalf of the Participant pursuant to Section 5.4 of the Plan.

2.35
Matching Contribution Sub-Account means the subaccount to which the Employer’s Matching Contributions on behalf of a Participant are credited.

2.36
Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

2.37
Normal Retirement Date means the first day of the calendar month coincident with or following the date on which a Participant attains age 65.

2.38
Other Discretionary Contributions means a contribution to the Plan by the Employer pursuant to Section 5.6 of the Plan.

2.39
Participant means an Employee of the Employer or any Affiliate of the Employer participating in the Plan in accordance with Article III.

2.40
Plan means the Ponce Bank Employee Stock Ownership Plan, with 401(k) Provisions, as set forth in this document and in the Trust Agreement pursuant to which the Trust is maintained, in each case as amended from time to time.

2.41
Plan Year means the calendar year.

2.42
Qualified Domestic Relations Order has the meaning described in Code Section 414(p), which is any judgment, decree or order (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant; (b) is made pursuant to State domestic relations law; (c) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to the Participant; (d) clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order, the amount and percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies, and (e) does not require the Plan to provide (i) any form or type of benefit, or any option, not otherwise provided under the Plan, (ii) increased benefits, or (iii) benefits to an alternate payee which are required to be paid to another payee under another order previously determined by the Committee to be a Qualified Domestic Relations Order.
2.43
Qualified Nonelective Contribution means an Employer Contribution made pursuant to Section 5.3 of the Plan.
2.44
Rollover Contribution means the contribution made to the Plan by a Participant in accordance with 5.2 of the Plan.
2.45
Rollover Contribution Sub-Account means the subaccount to which the Employer’s Rollover contributions are allocated to the Participant.
2.46
Spouse means the person to whom an individual is married for purposes of Federal income taxes.

2.47
Suspense Account means the account established and maintained to hold Company Stock acquired with the proceeds of an Exempt Loan and held in the Trust, which Company Stock has not been allocated to the Accounts of Participants with respect to the year of such acquisition.

2.48
Trust or Trust Fund means all property held by the Trustee pursuant to the terms of the Trust Agreement and this Plan. Such property shall be held for the exclusive benefit of Participants and Beneficiaries.

2.49
Trust Agreement means the agreement of trust established by the Bank and the Trustee for purposes of holding title to the assets of the Plan.

2.50
Trustee means the trustee as named in the Trust Agreement, or a successor thereto or substitute therefor, in any case as appointed by the Board of Directors of the Bank in accordance with Article XII to hold legal title to the assets of the Trust and that expressly agrees to be bound by the terms and conditions of the Trust Agreement.

2.51
Valuation Date means the last business day of each calendar quarter, and such other more frequent dates as the Administrative Committee may from time to time establish.

2.52
Year of Service means a Plan Year during which a Participant is credited with at least 1,000 Hours of Service, or an adopted equivalency method for determining Hours of Service.

ARTICLE III

ELIGIBILITY

3.1
Eligibility Generally. An Employee of the Bank or any Affiliate that is an adopting employer for purposes of the Plan shall become a Participant in the Plan as of the first day of the Plan Year nearest to the later of (a) the first anniversary of his date of hire (the first day on which he completes an Hour of Service) or (b) the Employee’s 21st birthday. Notwithstanding the foregoing, (1) solely with respect to Elective Contributions, Qualified Nonelective Contributions and 401(k) Safe Harbor Nonelective Contributions, an Employee shall become a Participant in the Plan as of the later of: (a) the first day of the month coincident with or next following the Employee’s date of hire; or (b) the Employee’s 21st birthday; and (2) solely with respect to Matching Contributions, an Employee shall become a Participant in the Plan as of the completion of the Employee’s Eligibility Year and attainment of age 21.

“Eligibility Year” means an applicable eligibility period (as defined below) in which the Employee has completed 1,000 hours of service or has worked at least 500 hours during three consecutive 12-month periods beginning on January 1, 2021. For this purpose, an Eligible Employee’s first “eligibility period” is the 12-consecutive month period beginning on the first day on which the Participant has completed an Hour of Service; and his or her subsequent eligibility periods will be 12-consecutive month periods beginning on each January 1 after the first day of service.

Notwithstanding the foregoing, the following individuals shall not be eligible to participate in the

Plan:

(a)
Leased Employees;

(b)
Individuals whose employment with the Bank or an Affiliate is governed by a collective bargaining agreement between the Bank and representatives of the employee bargaining unit if evidence exists that retirement benefits were a subject of good faith bargaining between the parties, and provided such bargaining agreement does not provide for participation in this Plan; and

(c)
Non-resident aliens who do not receive earned income from sources within the United States.

3.2
Commencement of Participation. Each Employee who has satisfied the requirements of Section 3.1 of the Plan shall commence participation in the Plan on the later of the Effective Date or the Entry Date concurrent with or next following the date on which such requirements are satisfied.

3.3
Cessation of Participation. An Employee shall cease to be a Participant upon the earliest of (a) the date on which the Employee retires under the Plan; (b) the date on which the Employee’s employment with the Bank terminates for any reason, including death or Disability; (c) the date on which the Employee’s employment with the Bank is governed by a collective bargaining agreement that does not provide for participation in this Plan; or (d) the date on which the Employee becomes a “leased employee” as defined in Code section 414(n).

3.4
Participation upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Bank on or after the Effective Date, the following rules shall apply in determining the Employee’s participation in the Plan under the Plan:

(a)
No Prior Participation. If the reemployed Employee was not a Participant in the Plan during the prior period of employment and the reemployed Employee incurred a Break in Service, only Service with the Bank after reemployment will count for purposes of meeting the requirements of Section 3.1 of the Plan. If the reemployed Employee was not a Participant in the Plan during the prior period of employment and the reemployed Employee did not incur a Break in Service, all Service with the Bank (both before and after the Break in Service) will be aggregated for purposes of meeting the requirements of Section 3.1 of the Plan.

(b)
Prior Participation. If the reemployed Employee was a Participant in the Plan during the prior period of employment, the reemployed Employee shall be entitled to resume participation in the Plan on the date of the Employee’s reemployment.

(c)
Veterans Reemployment Rights. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

3.5
Change in Control. Notwithstanding the provisions of this Article III or any other provisions of the Plan to the contrary, upon a Change in Control, no additional Employee shall be eligible to become a Participant in the Plan.

ARTICLE IV

VESTING

4.1
Full Vesting. A Participant shall be at all times 100% vested in his or her Account due to Elective Contributions, Rollover Contributions, Qualified Nonelective Contributions and 401(k) Safe Harbor Nonelective Contributions.

4.2
Two to Six Year Graded Vesting. A Participant shall vest in his or her Account due to Matching Contributions set forth in the following schedule:

Years of Service	Vesting Percentage
Less Than Two Years of Service	0%
Two Years of Service	20%
Three Years of Service	40%
Four Years of Service	60%
Five Years of Service	80%
Six Years of Service or More	100%

4.3
Three Year Cliff Vesting. A Participant shall vest in his or her Company Stock Account (including any cash dividends on Company Stock, i.e., the ESOP-portion of the Participant’s Account) as set forth in the following schedule:

Years of Service	Vesting Percentage
Less Than Three Years of Service	0%
Three or More Years of Service	100%

4.4
Normal Retirement Date. Notwithstanding the provisions of Section 4.1 of the Plan, a Participant whose employment terminates on or after such Participant’s Normal Retirement Date shall be 100% vested.

4.5
Death or Disability. Notwithstanding the provisions of Section 4.1 of the Plan, a Participant whose employment is terminated on account of death or Disability shall be 100% vested.

(a)
Death while Performing Qualified Military Service. If a Participant dies while performing qualified military service for a period longer than thirty (30) days, such Participant’s Beneficiary shall be eligible for additional benefits (other than benefit accruals related to the period of qualified military service) that would have been provided under the Plan if the Participant had resumed employment on the day prior to his or her death and then terminated employment due to death.

4.6
Vesting upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Bank on or after the Effective Date, the following rules shall apply in determining the reemployed Employee’s vesting in the Plan:

(a)
Five Consecutive Breaks in Service. If a Participant has five consecutive Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived Account balance that accrued before such Breaks in Service. Both pre-Break and post-Break service, however, will count for the purposes of vesting the Employer-derived Account balance that accrues after such Breaks in Service. Both Accounts will share in the earnings and losses of the fund.

(b)
Fewer than Five Consecutive Breaks in Service. If a Participant does not have five consecutive Breaks in Service, both the pre-Break and post-Break service will count in vesting all Account balances.

4.7
Forfeiture of Account. If prior to being 100% vested, a Participant terminates employment for a reason other than death, Disability or attainment of Normal Retirement Date, the nonvested portion will be treated as a forfeiture. Assets in the Participant’s Account other than Company Stock acquired with the proceeds of an Exempt Loan will be forfeited before Company Stock acquired with the proceeds of an Exempt Loan are forfeited. Forfeitures shall be allocated to the Accounts of Participants who were employed by the Bank on the last day of the Plan Year or, in the Bank’s discretion, used to pay Plan administrative expenses. Forfeitures allocated to Participants shall be allocated in the ratio that the Compensation of each Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year. For purposes of this Section 4.6, if the value of a Participant’s vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

If any former Participant shall be reemployed by the Employer before incurring five consecutive Breaks in Service, and such former Participant had received, or was deemed to have received, a distribution of the Participant’s entire vested interest prior to reemployment, the forfeited account shall be reinstated upon the reemployment of such Participant. In the event of a deemed distribution, the undistributed portion of the Participant’s account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or next following the Participant’s termination of employment. The source for such reinstatement shall be any forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited account provided, however, that if a discretionary contribution is made for such Plan Year pursuant to Section 5.1, such contribution shall first be applied to restoring such accounts and the remainder shall be allocated in accordance with Section 5.5.

4.8
Change in Control. Notwithstanding the provisions of Sections 4.1 and 4.2 of the Plan, a Participant shall be 100% vested upon a Change in Control.

ARTICLE V

CONTRIBUTIONS AND ALLOCATIONS

5.1
Elective Contributions. A Participant may authorize his or her Employer to contribute to the Trust on his or her behalf Elective Contributions by executing a salary reduction agreement with the Employer. Such Elective Contributions shall be specified as a percentage of Compensation and shall not exceed 92%. A Participant may change or discontinue his or her Elective Contributions, on a prospective basis, in his or her salary deferral agreement as of each Entry Date. The following types of special Elective Contributions may be made to the Plan:

(a)
Catch-Up Contributions. A Participant who has attained age 50 before the close of the taxable year shall be eligible to make an Elective Contribution designated as a catch-up contribution in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(110, 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(b)
Roth 401(k) Contributions. A Participant may irrevocably designate all or a portion of his or her Elective Contributions as Elective Contributions that are includible in the Participant’s gross income at the time deferred, pursuant to Section 402A of the Code and applicable regulations issued thereunder (“Roth 401(k) Contributions”). A Participant may change his or her designation prospectively with respect to future Elective Contributions as of each Entry Date.

(c)
Automatic Enrollment Contributions. (1) Newly-eligible Employees on each such Employee’s Entry Date; (2) active Participants who have not elected to make an Elective Contribution and were hired by the Employer on or after July 1, 2016; and (3) eligible Employees who terminate employment with the Employer and then are rehired following such termination of employment shall be deemed to have elected to make an Elective Contribution equal to 3% of Compensation. Such Employees may affirmatively elect not to have his or her Compensation reduced (or alternative percentage reduction) in accordance with this Subsection 5.1(c) by notice to the Administrative Committee within a reasonable period ending no later than the date Compensation subject to reduction hereunder becomes available to the Employee.

5.2
Rollover Contributions. A Participant who is or was entitled to receive a distribution that is eligible for rollover to a qualified plan under Code Section 408(d)(3) or an eligible rollover distribution, as defined in Code Section 402(c)(4) and the Treasury Regulations issued thereunder, may elect to contribute all or any portion of such distribution to the Plan as a Rollover Contribution. Such Rollover Contributions may be designated as Roth 401(k) Contributions.

5.3
Qualified Nonelective Contributions. The Employer may, in its discretion, make a Qualified Nonelective Contribution for the Plan Year in any amount it deems necessary for a permissible purpose. Participants shall not be required to satisfy any Hours of Service or Years of Service requirement for the Plan Year in order to receive an allocation of Qualified Nonelective Contributions. Such amount shall only be allocated to Non-Highly Compensated Employees in order to satisfy the nondiscrimination requirements of Code Sections 401(k) and 401(m) and shall otherwise satisfy the requirements for qualified nonelective employer contributions under Code Section 401(m)(4)(C).

5.4
Matching Contributions. The Employer may, in its discretion, make Matching Contributions to each Participant who is eligible to receive a Matching Contribution. The amount of the Matching Contribution shall be determined by the Employer and shall be equal to a percentage (as determined by the sole discretion of the Employer) of the Participant’s Elective Contributions (which shall include catch-up contributions pursuant to Subsection 5.1(a)) made during the Plan Year, which shall be the contribution period for making Matching Contributions. The Matching Contribution is allocated among eligible Participants so that each eligible Participant receives a percentage of his or her Elective Contribution that is identical to the percentage received by all other Participants. Participants shall not be required to satisfy any Hours of Service or Years of Service requirement for the Plan Year in order to receive an allocation of the Matching Contributions. Notwithstanding the foregoing, in no event may the dollar amount of the Matching Contribution made on a Participant’s behalf for the Plan Year exceed 4.0% of the Participant’s Compensation for the Plan Year.

5.5
401(k) Safe Harbor Nonelective Contributions. For each Plan Year, the Employer shall contribute to each eligible Participant an amount equal to 3.0% of such eligible Participant’s Compensation for such Plan Year (the “401(k) Safe Harbor Nonelective Contribution”). Eligible Participants shall not be required to satisfy any Hours of Service or Years of Service requirement for the Plan Year in order to receive the 401(k) Safe Harbor Nonelective Contribution. The contribution period for calculating each eligible Participant’s 401(k) Safe Harbor Nonelective contribution is the Plan Year. The Employer may elect to use the 401(k) Safe Harbor Nonelective Contribution allocated to the Participants’ Accounts to repay the principal and interest as they come due under the terms of the Exempt Loan.

5.6
Other Bank Contributions/ESOP. For each Plan Year, the Bank may contribute cash or shares of Company Stock, or both, to the Plan in such amounts as may be determined by the Board of Directors. The Bank may also contribute an amount, other than a 401(k) Safe Harbor Nonelective contribution, sufficient to cover all payments of principal and interest as they come due under the terms of the Exempt Loan in accordance with the provisions of Article XIX (“Other Discretionary Contributions”). The Participant shall be required to complete 1,000 Hours of Service and be actively employed on the last date of the Plan Year in order to receive any portion of the Other Discretionary Contribution.

In the event shares of Company Stock are sold to the Trustee for a Plan Year, the fair market value of such Company Stock shall be determined in accordance with the provisions of Article VIII.

5.7
Time and Manner of Contributions. All Bank contributions shall be paid directly to the Trustee, and a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Bank’s Federal income tax return (including extensions, if any) for the Bank’s taxable year that ends within or with that Plan Year.

5.8
Recovery of Contributions. The Bank may recover contributions to the Plan, only as set forth in this Section 5.8.

(a)
Contributions made to the Plan shall be conditioned upon the initial and continuing qualification of the Plan. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Bank.

(b)
Contributions made to the Plan shall be conditioned upon their deductibility under the Code. To the extent that a deduction is disallowed for any contribution, such amount shall be returned to the Bank within one year after the disallowance of the deduction.

(c)
If a contribution, or any part thereof, is made on account of a mistake of fact, the amount of the contribution attributable to such mistake shall be returned to the Bank within one year after it is made.

5.9
Allocation of Contributions.

(a)
Other Discretionary Contributions. Subject to the limitations set forth in Article VI, Employer contributions made to the Trust in the form of cash or Company Stock for a Plan Year pursuant to Section 5.6 (which includes shares of Company Stock released from the Suspense Account pursuant to Article XIX) shall be allocated to the Accounts of Participants in the ratio of the Compensation of each Participant for the Plan Year to the total Compensation of all Participants for the Plan Year, provided that the Participant has completed 1,000 Hours of Service and is actively employed on the last date of the Plan Year. The Company Stock Account maintained for each Participant will be credited annually with his or her allocable share of Company Stock (including fractional shares and any dividends paid thereon).

(b)
Elective Contributions. Subject to the limitations set forth in Article VI, the Elective Contribution Sub-Account maintained for a Participant shall be credited with any Elective Contributions made in accordance with Section 5.1.

(c)
Rollover Contributions. The Rollover Contribution Sub-Account maintained for a Participant shall be credited with any Rollover Contributions made in accordance with Section 5.2.

(d)
Matching Contributions. The Matching Contribution Sub-Account maintained for a Participant shall be credited with any Matching Contributions made in accordance with Section 5.4. There is no requirement for the Participant to be actively employed on the last of the Plan Year with respect to any such contribution.

(e)
401(k) Safe Harbor Nonelective Contributions. The 401(k) Safe Harbor Nonelective Contribution Sub-Account maintained for a Participant shall be credited with any 401(k) Safe Harbor Nonelective Contributions made in accordance with Section 5.5. There is no requirement for the Participant to be actively employed on the last day of the Plan Year with respect to any such contribution. If 401(k) Safe Harbor Nonelective Contributions are used to repay the principal and interest due on the Exempt Loan for a Plan Year, Company Stock released from the Suspense Account shall be credited to the individual Accounts of each Participant, such that the number of shares credited to the Participant’s Account shall have a fair market value not less than the amount of the Participant’s 401(k) Safe Harbor Nonelective Contribution.

5.10
Income on Investments. The income, gains, and losses attributable to investments under the Plan shall be allocated as of each Valuation Date or at such other times as the Administrative Committee may determine to the Accounts of Participants and Beneficiaries who have undistributed balances in their Accounts on the Valuation Date, in proportion to the amounts in the Accounts immediately after the preceding Valuation Date, but after first reducing each Account by any distributions, withdrawals or transfers from the Trust during the interim period and increasing each Account by any transfers to the Trust and by contributions made to the Trust during the interim period.

Distributions from the Plan shall include income, gains, and losses accrued as of the coincident or immediately preceding Valuation Date and shall not be adjusted proportionately to reflect any income, gains, or losses accrued after that Valuation Date. All valuations shall be based on the fair market value of the assets in the Trust on the Valuation Date.

5.11
Certain Stock Transactions. Shares of Company Stock received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or other recapitalization of the Bank shall be allocated as of the day on which such shares are received by the Trustee in the same manner as the shares of Company Stock to which they are attributable are then allocated.

5.12
Valuation of Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust, after deducting withdrawals, distributions, and any expenses of Plan administration paid out of the Trust, and including any contributions allocated to Participants’ Accounts, for the valuation period ending on the Valuation Date. In determining value, the Trustee may use such generally accepted methods as the Trustee, in its discretion, deems advisable, which, in the case of Company Stock shall be in accordance with the provisions of Article VIII.

ARTICLE VI

MAXIMUM LIMITATION ON CONTRIBUTIONS

6.1
Salary Reduction Contribution Limits.

(a)
Notwithstanding anything herein to the contrary, no Participant shall be permitted to have the Elective Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 414(v) of the Code, if applicable. Any amount that cannot be credited to the Participant’s Elective Contribution Sub-Account due to the foregoing limit shall be contributed, subject to the Plan’s Elective Contribution election limitations set forth in Section 6.2, to the Participant’s Elective Contribution Sub-Account, respectively, in accordance with Section 4.1; provided, however that any amounts that exceed the limits applicable to Elective Contributions or Catch-Up Contributions shall be paid to the Participant in cash. For purposes of the limitation of this Section 6.1, the amount contributed to a Participant’s Elective Contribution Sub-Account shall not include any Elective Contribution Sub-Account properly returned to the Participant as excess Annual Additions under Section 6.5.

If a Participant would exceed the limitation of this Section 6.1 when the amount the Participant elects to contribute to his or her Elective Contribution Sub-Account is aggregated with the amounts deferred by the Participant under other plans or arrangements described in Sections 401(k), 408(k), 408(p), 403(b), 457 or 501(c)(18) of the Code, the Participant may request that the Committee distribute the excess deferrals to him. Such excess deferrals and income or loss allocable thereto will be distributed no later than April 15 of the calendar year following the calendar year in which any such excess deferrals are contributed to Participants who claim such allocable deferral contributions for the preceding calendar year. The Participant’s claim shall be in writing; shall be submitted to the Committee no later than April 1; shall specify the Participant’s deferral contribution amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such deferral contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 408(p), 403(b), 457 or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the calendar year in which the deferral occurred. To the extent the excess deferral arises under this Plan when combined with other plans of the Employer, the individual will be deemed to have notified the Committee of the excess deferral and requested distribution of the excess deferral.

The income or loss allocable to the excess deferrals shall be calculated in accordance with Section 6.3(c). Excess deferrals shall be treated as Annual Additions, unless such amounts are distributed to the Participant no later than April 15 of the calendar year following the year in which any such excess deferrals are contributed.

(b)
In the event a Participant receives a distribution of excess Elective Contributions pursuant to subsection (a), the Participant shall forfeit any Matching Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to the Participant by reason of the distributed Elective Contributions. Amounts forfeited shall be handled in accordance with Section 6.4.

6.2
Additional Limits on Elective Contributions (ADP Test) and Matching Contributions (ACP Test).

(b)
Elective Contributions. The Employer shall not permit a Participant to make an Elective Contribution that would cause the Plan not to satisfy at least one of the following tests during any Plan Year:

(i)
The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Actual Deferral Percentage for all other Eligible Employees who were Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)
The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Contribution Percentage for all other Eligible Employees who were Non- Highly Compensated Employees for the current Plan Year multiplied by 2.0; provided, that the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Eligible Employees who were Non-Highly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In the event the Elective Contributions (excluding amounts characterized as Catch-Up Contributions) are used to satisfy the Average Contribution Percentage test under Section 6.3, the Actual Deferral Percentage test must be satisfied both with and without the inclusion of such Elective Contributions.

(c)
Matching Contributions. The Employer shall not make Matching Contributions to the Plan which would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

(i)
The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Contribution Percentage for all other Eligible Employees who were Non- Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)
The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Contribution Percentage for all other Eligible Employees who were Non- Highly Compensated Employees for the current Plan Year multiplied by 2.0; provided, that the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Eligible Employees who were Non-Highly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In computing the Average Contribution Percentages, the Committee shall not include Matching Contributions that are forfeited excess deferrals under Section 6.1, Excess Contributions under Section 6.3(a), or Excess Aggregate Contributions under Section 6.3(b).

(d)
Aggregation of Plans. For purposes of subsections (a) and (b), the Actual Deferral Percentage and Average Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who has Elective Contributions or Matching Contributions allocated to his or her accounts under two or more plans of the Employer, shall be determined as if all such contributions were made under a single plan; provided, however that if such plans have different plan years, the Actual Deferral Percentage and Average Contribution Percentage shall be calculated by accumulating all contributions under any cash or deferred arrangements of the Employer (other than those plans described in Treasury Regulation Section 1.401(k)-2(a)(3)(ii)(B)) during the plan year of the plan that is being tested. In addition, the Participant’s Compensation shall be limited to Compensation for the portion of the plan year of the plan being tested. In the event that this Plan satisfies the requirements of Sections 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentages and Average Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Sections 401(k) and 401(m) of the Code only if they have the same plan year and use the same Actual Deferral Percentage testing method.

(e)
The determination and treatment of the Actual Deferral Percentage and Average Contribution Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Department of the Treasury.

6.3
Correction of Discriminatory Contributions.

(a)
Excess Contributions. If the nondiscrimination test of Section 6.2(a) is not satisfied with respect to Elective Contributions (excluding amounts properly characterized as Catch-Up Contributions) for any Plan Year, the Committee shall (i) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 6.2(a), (ii) convert the excess percentage amount determined under clause (i) into a dollar amount (“Excess Contributions”), and (iii) reduce the Elective Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Elective Contributions by the lesser of (A) the amount by which the Highly Compensated Employee’s Elective Contributions exceeds the Elective Contributions of the Highly Compensated Employee with the next highest amount of Elective Contributions, or (B) the amount of the Excess Contributions determined under clause (ii). This process shall be repeated until the Elective Contributions of Highly Compensated Employees have been reduced by an amount equal to the Excess Contributions determined under clause (ii). The Elective Contributions of any Highly Compensated Employee which must be reduced pursuant to this paragraph (a) shall be reduced (i) first, by distributing Elective Contributions not taken into account in determining Matching Contributions under Section 6.2, and (ii) then, by distributing Elective Contributions not described in (i), within 12 months after the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 6.1(b) regarding the forfeiture of related Matching Contributions shall apply. For purposes of determining the necessary reduction, Elective Contributions previously distributed pursuant to Section 6.1 shall be treated as distributed under this Section. Notwithstanding the foregoing, in lieu of distributing amounts necessary to satisfy the Actual Deferral Percentage test for a Plan Year, the Committee may elect to recharacterize such amounts in accordance with Section 6.3(d).

(b)
Excess Aggregate Contributions. If the nondiscrimination test of Section 6.2(b) is not satisfied with respect to Matching Contributions for any Plan Year, the Committee will (i) determine the amount by which the Average Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Section 6.2(b), (ii) convert the excess percentage amount described under clause (i) into a dollar amount (“Excess Aggregate Contributions”), and (iii) reduce the Excess Aggregate Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee’s Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions, or (b) the amount of the Excess Aggregate Contributions determined under clause (ii). This process will be repeated until the Matching Contributions of the Highly Compensated Employees have been reduced by an amount equal to the Excess Aggregate Contributions determined under clause (ii). The Matching Contributions of any Highly Compensated Employee which must be reduced pursuant to this paragraph (b) will be reduced by distributing any Matching Contributions, within 12 months of the close of the Plan Year with respect to which the reduction applies. Notwithstanding the foregoing, in lieu of distribution amounts necessary to satisfy the Average Contribution Percentage test, the Committee may elect to forfeit such amounts in accordance with Section 6.4.

(c)
Income. Any distribution, recharacterization or forfeiture of Elective Contributions or Matching Contributions necessary pursuant to subsections (a) or (b) or Section 6.4 shall include a distribution, recharacterization or forfeiture of the income, if any, allocable to such contributions for the Plan Year, determined by multiplying the income allocable to the Participant’s Elective Contributions and Matching Contributions for the Plan Year, by a fraction, the numerator of which is the Participant’s excess Elective Contributions, Matching Contributions, as applicable, for the Plan Year and the denominator of which is the Participant’s Elective Contributions and Matching Contributions, as applicable, for the Plan Year.

(d)
Recharacterization. Instead of distributing the Excess Contributions necessary to satisfy the Actual Deferral Percentage test in Section 6.2(a), the Committee shall recharacterize such Excess Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to a Participant who has attained age 50 by the last day of the Plan Year as Catch-Up Contributions. Recharacterized amounts will remain vested. Amounts shall not be recharacterized by the Committee to the extent that such amount in combination with other Catch-Up Contributions made by that Participant would exceed the applicable dollar limit under Section 414(v)(2)(B)(i) of the Code. The amount of any Excess Contributions which are recharacterized shall be reduced by excess deferrals previously distributed to the Participant under Section 6.1 for the same Plan Year.

6.4
Forfeiture of Matching Contributions. In order to satisfy Sections 6.1, 6.2 and 6.3, the Committee, in its discretion, may forfeit non-vested Matching Contributions, and the income allocable thereto, in lieu of distributing such amounts. In the event a Matching Contribution relates to an excess deferral under Section 6.1, or an excess Elective Contribution under Section 6.2(a), the Matching Contribution and income allocable thereto shall be forfeited. The income allocable to a Matching Contribution shall be determined in accordance with the procedure set forth in Section 6.3(c) for determining income allocable to Excess Aggregate Contributions. Forfeited Matching Contributions and the income allocable thereto shall be used to offset future Matching Contributions to the Plan. The forfeited amounts are treated as Annual Additions under the Plan for those Participants from whose Accounts the amounts are forfeited.
6.5
Maximum Limitation on Allocations.
(b)
Participation Solely in this Plan.

(i)
If the Participant does not participate in, and has never participated in another plan qualified under Code section 401(a) that is maintained by the Employer, or a “welfare benefit fund” (as defined in Code section 419(e)) maintained by the Employer, or an “individual medical account” (as defined in Code section 415(l)(2)) maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If the Bank’s contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(ii)
Prior to determining the Participant’s actual Compensation for the Limitation Year, the Bank may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(iii)
As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(c)
Participation in Another Defined Contribution Plan. This Section 6.5(b) applies if a Participant is also covered under another defined contribution plan or a “welfare benefit fund” (as defined in Code Section 419(e)), an “individual medical account” (as defined in Code section 415(l)(2) or a “simplified employee pension” (as defined in Code Section 408(k)) maintained by the Employer which provides an Annual Addition during any Limitation Year. If the Participant participates in one or more such plans, all reductions in Annual Additions shall be made under such plans and not under this Plan. In the event that, notwithstanding the preceding sentence, the Annual Additions to be credited under this Plan should exceed the Maximum Permissible Amount, the Annual Additions which would otherwise be credited to the Participant’s Account under any other such plan shall be reduced prior to making any reduction hereunder, which reduction shall be reduced in the manner set forth in Section 6.5(a) of the Plan.

(d)
Definitions.

(i)
An “Annual Addition” means the sum of the following amounts credited to the Participant’s Account for the Limitation Year: (A) employer contributions; (B) employee contributions; (C) forfeitures; (D) amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) which is part of a pension or annuity plan maintained by the Employer which are treated as Annual Additions to a defined contribution plan; and (E) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund maintained by the Employer which are treated as Annual Additions to a defined contribution plan. Excess amounts applied to reduce Employer contributions under Sections 6.5(a) and 6.5(b) of the Plan in the Limitation Year will be Annual Additions for such Limitation Year.

(ii)
“Employer” means the Bank and all Affiliates.

(iii)
“Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(iv)
“Limitation Year” means the calendar year.

(v)
“Maximum Permissible Amount” means the Maximum Annual Additions that may be contributed or allocated to a Participant’s Account for any Limitation Year. Such amount shall not exceed the lesser of: (A) $59,000 (as adjusted for increases in the cost-of-living under Code Section 415(d)); or (B) 100% of the Participant’s Compensation for the Limitation Year. The Maximum Permissible amount shall be pro-rated in the case of any Limitation Year of less than 12 months created by changing the Limitation year.

If no more than one-third of Bank contributions to the Plan for a Plan Year which are deductible under Code section 404(a)(9) are allocated to the Accounts of Participants who are Highly Compensated Employees, there shall be excluded in determining the Maximum Permissible Amount of each Participant for such Plan Year (A) the contributions applied to the payment of interest on an Exempt Loan; and (B) any forfeitures of Bank contributions if the forfeited contributions were Company Stock acquired with the proceeds of an Exempt Loan.

ARTICLE VII

INVESTMENT OF TRUST ASSETS

7.1
Manner of Investment. All contributions made to the Accounts of Participants shall be held for investment by the Trustee. The Accounts of Participants shall be invested and reinvested only in permissible investments designated by the Committee.

7.2
Investment Decisions. Investments shall be directed by the Participant. The Participant shall file initial investment instructions using procedures established by the Administrator, selecting the Permissible Investments in which amounts credited to his Account shall be invested. If the Plan has in place a qualified default investment alternative as described in ERISA Section 404(c)(5) and the regulations issued thereunder, the Trustee may be directed to change a Participant’s or Beneficiary’s investment election, with respect to amounts already held under the Trust and/or future contributions, to the qualified default investment alternative if the Plan’s investment fiduciary notifies the Participant or Beneficiary, in accordance with the aforementioned regulations, that the investment change will occur absent an affirmative election and the Participant or Beneficiary fails to make such election after receiving notice.

(a)
While any balance remains in the Account of a Participant after his or her death, the Beneficiary of the Participant shall make decisions as to the investment of the Account as though the Beneficiary were the Participant. To the extent required by a Qualified Domestic Relations Order as defined in Code Section 414(p), an alternate payee shall make investment decisions with respect to any segregated account established in the name of the alternate payee.

(b)
If the Trustee receives any contribution under the Plan to which investment instructions have not been provided, such amount shall be invested in the permissible investment determined by the Committee.

The Plan is intended constitute a plan described in ERISA Section 404(c)(1) and the regulations issued thereunder. The fiduciaries of the Plan shall be relieved of any liability of any losses that are the direct and necessary result of investment instructions given by the Participant, his or her Beneficiary, or an alternate payee under a Qualified Domestic Relations Order.

Expenses attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is made. The Committee may appoint an investment advisor in accordance with ERISA.

7.3
Participant Directions to Trustee. The method and frequency for change of investments shall be determined under the rules applicable to permissible investments, including any additional rules limiting the frequency of investment changes, as applicable.

ARTICLE VIII

COMPANY STOCK VALUATION AND INVESTMENTS IN COMPANY STOCK

8.1
Fair Value of Company Stock. The fair market value of Company Stock shall be determined, on any relevant day, as follows: (a) if such stock is then traded in the over-the-counter market, the closing sale price (as reported in the National Market System by NASDAQ with respect to such stock) for the most recent date (including such relevant day) during which a trade in such stock has occurred, or (b) if such stock is then traded on a national securities exchange, the closing sale price for the most recent date (including such relevant date) during which a trade in such stock has occurred. In accordance with the provisions of Code Section 401(a)(28)(C), if Company Stock is not actively traded in the over-the-counter market, or on a national securities exchange, a valuation of Company Stock required to be made under this Plan shall be made by an independent appraiser who satisfies requirements similar to those contained in regulations issued under Code Section 170(a)(1).

8.2
Investments in Company Stock are Prohibited. A Participant, Beneficiary or alternate payee under Qualified Domestic Relations Order may not direct that any portion of his or her Account balance attributable to contributions made to the Plan pursuant to Sections 5.1, 5.2, 5.3, 5.4 and 5.5 (and any other discretionary cash contributions not attributable to the Exempt Loan) be used to invest in, or purchase, Company Stock within the Plan.

ARTICLE IX

PARTICIPANT LOANS

9.1
Participant Loans. The Committee shall allow a Participant (including the Participant’s Beneficiary and alternate payee under a Qualified Domestic Relation Order) to apply for a loan from his or her Account (except for the Company Stock Account). For purposes of this Article IX, references to a “Participant” shall include the Participant’s Beneficiary or alternate payee under a Qualified Domestic Relations Order, as applicable. All loans from the Plan shall be administered in accordance with separate loan procedures as determined by the Committee. The separate loan procedures shall describe the portions of the Participant’s Account from which loans may be taken.

9.2
Limitation on Loan Amount. Loans shall be made available to all Participants on a reasonably equivalent basis. No loan to any Participant shall be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a)

$50,000 reduced by the excess (if any) of the highest outstanding balance of plan loans during the one- year period ending on the day before the loan is made over the outstanding balance of plan loans on the date the loan is made, or (b) the present value of the Participant’s vested interest in his or her Account. For purposes of the above limitation, plan loans include all loans from all plans maintained by the Employer.

9.3
Interest Rate. Subject to the requirements of the Servicemembers Civil Relief Act, all loans shall bear a reasonable rate of interest as determined by the Committee based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The determination of a reasonable rate of interest must be based on appropriate regional factors unless the Plan is administered on a national basis in which case the Committee may establish a uniform reasonable rate of interest applicable to all regions.

9.4
Level Amortization. All loans shall by their terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan unless such loan is for the purchase of a “participant’s” primary residence. Notwithstanding the foregoing, the amortization requirement may be waived while a

Participant is on a leave of absence from employment with the Employer either without pay or at a rate of pay which, after withholding for employment and income taxes, is less than the amount of the installment payments required under the terms of the loan, provided that the period of such waiver shall not exceed one year, unless the “participant” is absent because of military leave during which the “participant” performs services with the uniformed services (as defined in chapter 43 of title 38 of the United States Code), regardless of whether such military leave is a qualified military leave in accordance with the provisions of Code Section 414(u). Installment payments must resume after such leave of absence ends or, if earlier, after the first year of such leave of absence, in an amount that is not less than the amount of the installment payments required under the terms of the original loan. Unless a Participant is absent because of military leave, as discussed below, no waiver of the amortization requirements shall extend the period of the loan beyond five years from the date of the loan, unless the loan is for purchase of the Participant’s primary residence. If a Participant is absent because of military leave during which the Participant performs services with the uniformed services (as defined in chapter 43 of title 38 of the United States Code), regardless of whether such military leave is a qualified military leave in accordance with the provisions of Code Section 414(u), waiver of the amortization requirements may extend the period of the loan to the maximum period permitted for such loan under the separate loan procedures extended by the period of such military leave.

9.5. Security. Loans must be secured by the “participant’s” vested interest in his or her Account. If the qualified joint and survivor annuity and qualified preretirement survivor annuity requirements pursuant to the Code apply to a Participant, a Participant must obtain the consent of his or her Spouse, if any, to use his vested interest in his Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. Any revision of such a loan permitted by Q & A 24(c) of Section 1.401(a)-20 of the Treasury Regulations and the Plan’s separate loan procedures shall be treated as a new loan made on the date of such revision for purposes of spousal consent.

9.6 Loan Repayments. If a Participant’s loan is being repaid through payroll withholding, the Employer shall remit any such loan repayment to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Employer’s general assets, but not later than the earlier of (a) the close of the period specified in the separate loan procedures for preventing a default or (b) the 15th business day of the calendar month following the month in which such amount otherwise would have been paid to the Participant.

9.7. Default. The Committee shall treat a loan in default if: (a) any scheduled repayment remains unpaid at the end of the cure period specified in the separate loan procedures (unless payment is not made due to a waiver of the amortization schedule for a Participant who is on a leave of absence, as described in Section 9.4, or (b) there is an outstanding principal balance existing on a loan after the last scheduled repayment date. Upon default, the entire outstanding principal and accrued interest shall be immediately due and payable. If a distributable event (as defined by the Code) has occurred, the Committee shall direct the Trustee to foreclose on the promissory note and offset the Participant’s vested interest in his Account by the outstanding balance of the loan. If a distributable event has not occurred, the Committee shall direct the Trustee to foreclose on the promissory note and offset the Participant’s vested interest in his or her Account as soon as a distributable event occurs.

9.8
Effect of Termination Where Participant has Outstanding Loan Balance. If a Participant has an outstanding loan balance at the time his or her employment terminates, the entire outstanding principal and accrued interest shall be due and payable by the end of the cure period specified in the separate loan procedures. Any outstanding loan amounts that are immediately due and payable hereunder shall be treated as if the Participant had defaulted on the outstanding loan. Notwithstanding the foregoing, if a Participant with an outstanding loan balance terminates employment with the Employer under circumstances that do not constitute a separation from service, such Participant may elect, within 60 days of such termination, to roll over the outstanding loan to an eligible retirement plan, as defined in Section 11.6, that accepts such rollovers.

9.9
Deemed Distributions under Code Section 72(p). Notwithstanding anything to the contrary, if the Participant’s loan is in default, the Participant shall be treated as having a taxable “deemed distribution” for purposes of Code Section 72(p), whether or not a distributable event has occurred. The tax treatment of that portion of a defaulted loan that is secured by Roth 401(k) Contributions shall be determined in accordance with Code Section 402A and the guidance issued thereunder. The provisions of this Section 9.9 shall not apply to loans made prior to January 1, 2002, except to the extent under the transition rules in Q&A 22(c)(2) of Section 1.72(p)-1 of the Treasury Regulations.

9.10
Determination of Vested Interest Upon Distribution When Plan Loan is Outstanding. Notwithstanding any other provision of the Plan, the portion of a Participant’s vested interest in his or her Account that is held by the Plan as security for a loan outstanding to the Participant in accordance with the provisions of this Article shall reduce the amount of the Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of a Participant’s vested interest in his Account (determined without regard to the preceding sentence) is payable to the Participant’s surviving Spouse or other Beneficiary, then the Account shall be adjusted by first reducing the Participant’s vested interest in his Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse or other Beneficiary.

ARTICLE X

IN-SERVICE WITHDRAWALS

10.1
Withdrawal of Rollover Contributions. A Participant may elect to withdraw Rollover Contributions up to 100 percent of the amount then credited to the Participant’s Rollover Contribution Sub-Account. Such withdrawals may be made at any time.

10.2
Withdrawals after Age 59½. A Participant who continues in employment as an Employee and who has attained the age of 59 1/2 is permitted to withdraw upon request all or any portion of the Participant’s vested Account, except the Company Stock Account.

10.3
Hardship Withdrawals. A Participant who continues in employment as an Employee may apply for a hardship withdrawal in accordance with this Section 10.3. Such a hardship withdrawal may include all or any portion of the Participant’s Account, except the Company Stock Account, provided that: (1) the Participant has exhausted all other assets reasonably available to the Participant prior to obtaining a hardship withdrawal, which includes obtaining any in-service withdrawals available from the Participant’s Account; (2) the minimum hardship withdrawal is $500; and (3) the withdrawal is made on account of an immediate and heavy financial need of the Participant.

(a)
The following are the only financial needs considered immediate and heavy pursuant to this Section 10.3:

(i)
expenses incurred or necessary for medical care (that would be deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit) of the Participant, the Participant’s Spouse, children, or dependents, or a primary beneficiary of the Participant;

(ii)
costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)
payment of tuition, related educational fees, and room and board for the next 12 months of postsecondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof), or a primary beneficiary of the Participant;

(iv)
payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage on, the Participant’s principal residence;

(v)
payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof) or a primary beneficiary of the Participant;

(vi)
expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); or

(vii)
any other financial need determined to be immediate and heavy under rules and regulations issued by the Secretary of the Treasury or his delegate; provided, however, that any such financial need shall constitute an immediate and heavy need under this paragraph (7) no sooner than administratively practicable following the date such rule or regulation is issued.

For purposes of this Section, the term “primary beneficiary” means a Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant.

(b)
A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the Participant suspends Elective Contributions to the Plan for the six-month period following receipt of his or her hardship withdrawals. The suspension shall also apply to all elective contributions and employee contributions to all other qualified plans and non-qualified plans maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase, and other similar plans, but not including health and welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan). In addition, the hardship withdrawal amount must not be in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

10.4
Qualified Reservist Distribution. Notwithstanding anything to the contrary, a Participant ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in section 101 of Title 37, United States Code), shall be eligible to elect to receive a “qualified reservist distribution.” A “qualified reservist distribution means a distribution from the Participant’s Account of amounts attributable to Elective Contributions, provided such distribution is made during the period beginning on the date of the order or call to active duty and ending at the close of the activity duty period.

ARTICLE XI

DISTRIBUTIONS

11.1
Termination of Employment. In the event of the Participant’s termination of employment for any reason (including attainment of Normal Retirement Date or on account of death or Disability), a Participant shall be entitled to a distribution of all amounts that are credited to the Participant’s Account at the times set forth in this Article XI.

11.2
Death. Upon the death of a Participant, all amounts credited to the Participant’s Account shall be distributed to the Participant’s Beneficiary, determined in accordance with this Section 11.2.

(a)
The Administrative Committee may require such proof of death and such other evidence of the right of any person to receive payment of the Account of a deceased Participant as the Administrative Committee deems necessary. The Administrative Committee’s determination of death and of the right of any person to receive payment shall be conclusive and binding on all parties.

(b)
The Beneficiary upon the death of a Participant shall be the Participant’s Spouse; provided, however, that the Participant may designate, on a form provided by the Administrative Committee for such purpose, a Beneficiary other than the Participant’s Spouse, if: (i) the Spouse has waived the right to be the Participant’s Beneficiary in the manner set forth in subsection (c) of this Section 11.2; or (ii) the Participant has established to the satisfaction of the Administrative Committee that the Participant has no Spouse or that the Spouse cannot be located.

(c)
Any consent by a Participant’s Spouse to waive a death benefit must be filed with the Administrative Committee in writing, in a manner, and on a form provided by the Committee for such purpose. The Spouse’s consent must acknowledge the effect of the consent and must be witnessed by a notary public or a Plan representative. The designation of a Beneficiary other than the Spouse made by a married Participant must be consented to by the Participant’s Spouse and may be revoked by the Participant in writing without the consent of the Spouse. Any new beneficiary designation must comply with the requirements of this subsection (c). A former Spouse’s waiver shall not be binding on a new Spouse.

(d)
In the event the designated Beneficiary fails to survive the Participant, or if such designation shall be ineffective for any reason, the Participant’s Account shall be paid in the following order of priority: first to the Participant’s surviving spouse, if any; second, if there is no surviving spouse, to the Participant’s surviving children, if any, in equal shares; third, if there is neither a surviving spouse nor surviving children, to the legal representatives of the estate of the Participant.

11.3
Time of Payment. Subject to Sections 11.8 and 11.9, the distribution of a Participant’s Account shall begin as soon as administratively feasible. Unless a Participant elects otherwise, such distribution shall not be later than 60 days after the latest of the close of the Plan Year in which occurs (i) the date on which the Participant attains Normal Retirement Date, (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the date the Participant terminates service with the Employer.

11.4
Manner of Making Payments. A Participant’s Account will be distributed in one lump sum.

11.5
Form of Payment. Distributions of a Participant’s Account shall generally be made in the form of cash, except that distributions from the Participant’s Company Stock Account shall be made in Company Stock. In the event the Participant’s Account includes securities acquired with the proceeds of the Exempt Loan and such proceeds consist of more than one class of securities, the amount distributed shall include substantially the same proportion of each class of securities acquired with the proceeds of the Exempt Loan.

Such distributions with respect to the Company Stock Account shall be the fair market value of each share multiplied by the number of shares credited to the Participant’s Company Stock Account, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares. The fair market value of a share shall be determined as of the Valuation Date coinciding with or immediately following the date of the distribution request or, in the case of a transaction between the Plan and a Disqualified Person, determined as of the date of the transaction.

11.6
Direct Rollover.

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article XI, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)
For purposes of this Section 11.6, the following definitions apply:

(i)
“Eligible rollover distribution.” An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); a distribution on account of hardship; or the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(ii)
“Eligible retirement plan.” An eligible retirement plan is an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state, or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified plan described in Code section 401(a), or a Roth IRA described in Code Section 408A, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

(iii)
“Distributee.” A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), are distributees with respect to the interest of the spouse or former spouse. A distributee also includes the Participant’s nonspouse designated Beneficiary, in which case, the direct rollover may be made only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11); provided, however, that the determination of any required minimum distribution that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18.

(iv)
“Direct rollover.” A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

11.7
Diversification of Company Stock. Notwithstanding any provision of this Article to the contrary, the Plan is intended to comply with Code Section 401(a)(35) and the regulations thereunder. A Participant, Beneficiary or alternate payee under a Qualified Domestic Relations Order may direct that all or any portion of the Company Stock Account be converted to cash and reinvested in the other investment options then available under the Plan. The Plan shall offer no less than three investment options, other than Company Stock, to which a Participant, Beneficiary or alternate payee may direct the proceeds from the divestment of the Company Stock. Each of the three investment options must be diversified and have materially different risk and return characteristics. For this purpose, investment options that constitute a broad range of investment alternative within the meaning of Department of Labor Regulation Section 2550.404c-1(b)(3) are treated as being diversified and having materially different risk and return characteristics. Any such reinvestment shall be drawn from the Company Stock Account of the various source accounts pro-rata based on the balance of such Company Stock Account. Any direction to convert shares of Company Stock to cash and reinvest the proceeds in the other investment options then available under the Plan will be effectuated as soon as administratively practicable after the direction is received, taking into account the time necessary to receive cash upon settlement of a securities trade.

11.8
Election to Retain Interests in Plan. Except for distributions in accordance with Section 11.9, no distribution shall be made to a Participant before such Participant’s Normal Retirement Date unless (a) the Participant’s prior written consent to the distribution has been obtained by the Administrative Committee, or (b) the value of the Participant’s vested Account does not exceed $1,000 as of the date of the event giving rise to the distribution.

11.9
Mandatory Distributions.

(a)
Notwithstanding any provision of this Plan to the contrary, all amounts credited to a Participant’s Account shall commence to be distributed not later than the later of (i) April 1 of the calendar year following the calendar year in which the Participant attains age 72 or (ii) the date the Participant retires; except that distributions to a 5% owner (as defined in Code Section 416) must commence by the April 1 of the calendar year following the calendar year in which such Participant attains age 72. Any and all subsequent distributions shall be made in accordance with the rules set forth in Code Section 401(a)(9), including the minimum distribution incidental death requirements of Code Section 401(a)(9)(G).

(b)
In the event the Participant dies after distributions have commenced under this Article XI but before the Participant’s entire Account is distributed, the remaining portion of the Participant’s Account shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death.

(c)
In the event the Participant dies before distributions under this Article XI have commenced, then, unless the Beneficiary of the Participant is the Participant’s spouse, the entire balance in the Account of the Participant shall be distributed on or before the December 31 of the calendar year in which occurs the fifth anniversary of the death of such Participant.

(d)
If the Participant’s designated Beneficiary is the surviving spouse of such Participant or former Participant, such distribution shall not be required to begin prior to the date on which the Participant or former Participant would have attained age 72 (if the surviving spouse dies prior to commencement of distributions to such spouse, then this subsection shall be applied as if the surviving spouse were the Participant or former Participant).

Any amount payable to a child pursuant to the death of a Participant or former Participant shall be treated as if it were payable to the Participant’s or former Participant’s surviving spouse if such amount would become payable to the surviving spouse upon such child reaching majority (or other designated event permitted by regulations).

Any distribution required under the incidental death benefit requirements of Code section 401(a)(9) shall be treated as a distribution required under this Section of 11.9.

11.10
Dividend Distributions.

(a)
Any cash dividends on Company Stock acquired with the proceeds of an Exempt Loan and held in the Suspense Account shall be applied first to repay the principal and, at the Committee’s discretion, the interest, of the Exempt Loan. In addition, if any cash dividends on shares of such Company Stock allocated to Participant’s Accounts are used to pay the principal and/or the interest of the Exempt Loan at the Committee’s discretion, Company Stock with a fair market value not less than the amount of the dividends so used must be allocated to the Participant’s Accounts to which such cash dividends would have been allocated.

(b)
After the payment of the principal and the interest of the Exempt Loan, any remaining cash dividends on Company Stock may be used to purchase Company Stock or allocated to Accounts of Participants in accordance with subsection (c) below.

(c)
In the case of any cash dividends on Company Stock that are allocable to the Accounts of Participants with respect to vested shares, they may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) as cash, or the Bank may pay such dividends directly to the Participants’ Accounts as the Administrative Committee may determine.

11.11
Prohibited Allocations.

(a)
No portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code section 1042 applies may be allocated to the Account of (i) any Qualifying Selling Shareholder during the Nonallocation Period, or (ii) any other person who owns more than 25% of (A) any class of outstanding stock of the Bank or any of its Affiliates, or (B) the total value of any class of outstanding stock of the Bank or any of its Affiliates.

(b)
For purposes of this Section 11.11, the following initially capitalized words shall carry the following meanings:

(i)
“Affiliate” means Affiliate as defined in Article II of the Plan in accordance with Code Section 409(l)(4).

(ii)
“Qualifying Selling Shareholder” means any shareholder of Company Stock who makes an election under Code section 1042(a) with respect to Company Stock, or any individual who is related to (within the meaning of Code section 267(b)) the shareholder of Company Stock as defined above. The term shall not include any lineal descendant of such shareholder or if the aggregate amount allocated to the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than 5% of Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code section 267(c)(4)) in a transaction to which Code section 1042 applied.

(iii)
“Nonallocation Period” means the period beginning on the date of the sale of Company Stock and ending on the later of the date which is 10 years after the date of the sale, or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

ARTICLE XII

RIGHT TO SELL COMPANY STOCK

12.1
Put Requirements.

(a)
In the event Company Stock is distributed and is not publicly traded in the over-the- counter market or on a national securities exchange at the time of distribution, the Participant, former Participant, or Beneficiary shall have an option (the “Put”) to require the Bank to purchase all of the shares actually distributed to such individual. The Put may be exercised at any time during the Option Period (as defined in subsection (f) below) by giving the Administrative Committee and the Bank written notice of the election to exercise the Put. The Put may be exercised by a former Participant or a Beneficiary only during the Option Period with respect to which the former Participant or Beneficiary receives a distribution of Company Stock.

(b)
The price paid for Company Stock sold to the Plan or the Bank pursuant to the Put shall be the fair market value of each share multiplied by the number of shares to be sold under the Put, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares. The fair market value of a share shall be determined (A) as of the Valuation Date concurrent with or immediately preceding the date the Put is exercised, or (B) in the case of a transaction between the Plan and a Disqualified Person, determined as of the date of the transaction.

(c)
If the distribution of Company Stock to a former Participant or Beneficiary constituted a distribution within one taxable year of the balance of the Participant’s Account, the Bank reserves the right to establish guidelines to be exercised in a uniform and nondiscriminatory manner, to make payment for the shares subject to the Put on an installment basis in substantially equal annual, quarterly or monthly payments over a period not to exceed five years, such period beginning no later than 30 days after exercise of the Put. The Bank shall pay reasonable interest at least annually on the unpaid balance of the price and shall provide to the former Participant or Beneficiary adequate security with respect to the unpaid balance. If the distribution was part of an installment distribution, the Bank shall pay the Participant in cash within 30 days after exercise of the Put.

(d)
The Put shall not be assignable, except that the Participant’s or former Participant’s legal representative (in the event of a Participant’s incapacity) or, the Participant’s Beneficiary (in the event of a Participant’s or former Participant’s death) shall be entitled to exercise the Put during the Option Period for which it is applicable.

(e)
The Trustee (on behalf of the Plan) in its discretion, may assume the Bank’s obligations under this Section at the time a Participant, former Participant, or Beneficiary exercises the Put, with the Bank’s consent. If the Trustee assumes the Bank’s obligations, the provisions of this Section that apply to the Bank shall also apply to the Trustee.

(f)
The Administrative Committee shall notify each Participant, former Participant, and Beneficiary who is eligible to exercise the Put of the fair market value of each share of Company Stock as soon as practicable following its determination. The Administrative Committee shall send all notices required under this Section to the last known address of a Participant, former Participant, or Beneficiary, and it shall be the duty of those persons to inform the Administrative Committee of any changes in address.

(g)
For purposes of this Section, the “Option Period” is the period of 60 days following the day on which a Participant, former Participant, or Beneficiary receives a distribution. If such person does not exercise the Put during that 60-day period, the Option Period shall also be the 60-day period beginning on the first anniversary of the day on which such person received a distribution. Notwithstanding the preceding sentences, when Company Stock is acquired with the proceeds of an Exempt Loan, the Option Period shall be the 15-month period beginning on the date such Company Stock is distributed to a Participant (or the Participant’s Beneficiary). Such 15-month period shall be extended by a period equal to the number of days, if any, during which the Bank is precluded from honoring the put option by reason of applicable federal or state law.

ARTICLE XIII

VOTING AND TENDER OF COMPANY STOCK

13.1
Voting.

(a)
Except as otherwise provided in subsection (b), the Trustee is hereby authorized to vote upon the Company Stock and any other securities comprising the Trust or otherwise consent to or request any action on the part of the issuer of such securities, and to give general and special proxies or powers of attorney, with or without power of substitution, and to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities; to deposit such securities (if any) in a voting trust, or with any protective or like committee, or with a Trustee, or with depositories designated thereby; and generally to exercise any of the powers of an owner with respect to such securities which the Trustee deems to be for the best interest of the Trust to exercise.

(b)
Each Participant shall have the power to instruct the Trustee as to how the Company Stock (including any fractional shares) held in his Account should be voted at all stockholders’ meetings. The Trustee shall vote such Company Stock in accordance with such instructions. To facilitate such right, the Trustee, with the assistance of the Committee, shall deliver to each Participant a copy of all proxies, notices and other information which Bancorp distributes to its shareholders generally and the Committee shall establish such procedures for the collection of Participants’ instructions in the voting of such Company Stock and the timely transmission of such instructions to the Trustee as it shall determine to be appropriate. Any such Company Stock with respect to which voting instructions have been sought but have not been timely received by the Trustee shall not be voted by the Trustee. Any Company Stock with respect to which the Trustee has the power to vote but which has not been allocated to the accounts of any Participant shall be voted by the Trustee in the same proportion as the Trustee is directed to vote the Company Stock with respect to which instructions have been received up to 24 hours before the commencement of the shareholders’ meeting. In the event no shares have been allocated, the Trustee shall vote all shares of unallocated Company Stock as directed by the Committee. Participants do not acquire ownership of Company Stock held by the Trustee for their account unless and until the Trustee delivers to them Company Stock certificates which have been registered in their names on the books of Bancorp.

13.2
Tender Offer or Exchange Offer. In the event of a tender offer or exchange offer by any person (including the Bank or Bancorp) for any or all shares of Company Stock held in the Trust, each Participant shall have the right and shall be afforded the opportunity to direct in writing whether the Company Stock (including any fractional shares) allocable to his Account shall be tendered or exchanged in response to such offer. The Trustee shall act with respect to such Company Stock in accordance with such written instructions. Any Company Stock held by the Trustee which is not yet allocable to any Participant’s Account and dividend subaccount and any Company Stock with respect to which written instructions have been sought but have not been timely received by the Trustee shall be tendered or exchanged in the same proportion as the Company Stock which is allocable to the Participants’ Accounts and Dividend Accounts and with respect to which written instructions have been timely received is being tendered or exchanged. To facilitate the foregoing right of the Participants, the Committee shall distribute or cause to be distributed to each Participant substantially the same information as may be distributed to Bancorp’s stockholders in connection with such offer and the Committee shall establish such procedures for the collection of Participants’ instructions with respect to such Company Stock and the timely transmission of such instructions to the Trustee as it shall determine to be appropriate.

13.3
Fiduciary Responsibilities. Each Participant shall be a “named fiduciary”, within the meaning of ERISA Section 402(a), with respect to the voting and tender of Company Stock pursuant to this Article.

13.4
Confidentiality. Voting instructions received from Participants and Beneficiaries shall be held in confidence by the Trustee or its delegate for this purpose and shall not be divulged to the Bank or to any officer or employee of the Bank or to any other person.

ARTICLE XIV

ADMINISTRATION

14.1
Fiduciary Responsibilities. A fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given to such person under the Plan or the Trust. The Bank shall have sole responsibility to make the contributions provided for under the Plan and, by action of the Board of Directors, to amend or terminate, in whole or in part, the Plan or the Trust. The Board of Directors shall have sole responsibility to appoint and remove members of the Administrative Committee and the Trustees of the Plan. The Administrative Committee shall have sole responsibility for the general administration of this Plan and for the investment policies of the Plan, for the selection of the Plan’s investment funds pursuant to the Plan, and for the appointment and removal of any Investment Manager. Subject to the provisions of the Plan and the Trust Agreement, the Trustee shall have sole responsibility for the administration of the Trust and the management of the assets held in the Trust, as set forth in the Plan and the Trust. It is intended that each fiduciary shall be responsible for the proper exercise of such fiduciary’s own powers, duties, responsibilities, and obligations and, except as otherwise provided by law, shall not be responsible for any act or failure to act by another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan. A fiduciary of the Plan who is also an Employee shall not be compensated in such individual’s capacity as fiduciary.

14.2
The Administrative Committee. Any member of the Administrative Committee may resign with 60 days advance written notice to the Board of Directors. The Administrative Committee shall select a Chairman and a Secretary to keep records or to assist it in the discharge of its responsibilities. The Administrative Committee shall have such duties and powers as are necessary to discharge its responsibilities under the Plan, including, but not limited to, the following:

(a)
To require any person to furnish such information as it requests for the purpose of the proper administration of the Plan;

(b)
To require any person to furnish such information as it requests for the purpose of the proper administration of the Plan;

(c)
To construe and interpret the Plan, including the right to determine eligibility for participation, eligibility for payment, the amount of benefits payable, the timing of distributions and all other issues arising under the Plan as well as the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all similarly situated Participants and Beneficiaries;

(d)
To employ and rely upon such advisors (including attorneys, independent public accountants, investment advisors and enrolled actuaries) as it deems appropriate or helpful in connection with the operation and administration of the Plan;

(e)
To maintain complete records of the administration of the Plan;

(f)
To prepare and file with the appropriate governmental agencies such reports as required from time to time with respect to the Plan under ERISA, the Code, or other laws and regulations governing the administration of the Plan;

(g)
To furnish or disclose to Participants, Employees who may become Participants, and Beneficiaries information about the Plan and statements of accrued benefits under the Plan in accordance with ERISA, the Code, or other laws and regulations governing administration of the Plan.

(h)
To delegate to one or more members of the Administrative Committee, or to persons other than Administrative Committee members, any authority, duty or responsibility pertaining to the administration or operation of the Plan; provided, however, that each such delegation shall be made by a written instrument authorized by the Administrative Committee and maintained with the records of the Plan. If any person other than an Employee is so designated, such person must acknowledge, in writing, acceptance of the duties and responsibilities delegated. All such instruments and acknowledgments shall be considered a part of the Plan;

(i)
To determine, pursuant to procedures adopted by it, whether a state domestic relations order served upon the Plan is a “qualified domestic relations order” (as defined in Code section 414(p)); to place in escrow any benefits payable in the period during which the Administrative Committee determines the status of an order; and to take any necessary action to administer distributions under the terms of a qualified domestic relations order; and

(j)
To discharge any responsibilities which are allocated to the Administrative Committee elsewhere in this Plan.

All decisions and interpretations of the Administrative Committee shall be binding and shall be entitled to the maximum deference permitted under the law.

14.3
Plan Expenses. All expenses authorized and incurred by the Administrative Committee shall be from the assets of the Plan, except to the extent such expenses are paid by the Bank.

14.4
Meetings and Voting. The Administrative Committee shall act by a majority vote of its respective members at a meeting or, by written consent of a majority of its members, without a meeting. The Administrative Committee shall hold meetings, as deemed necessary by them, although any member may call a special meeting of the committee by giving reasonable notice to the other members. The Secretary of the Administrative Committee shall have authority to give certified notice in writing of any action taken by the committee.

14.5
Compensation. The members of the Administrative Committee, if Employees, shall serve without compensation.

14.6
Claims Procedures.

(a)
Any Participant or Beneficiary (“Claimant”) may file a written claim for a benefit under the Plan with the Administrative Committee or with a person named by the Administrative Committee to receive such claims;

(b)
In the event of a denial or limitation of any benefit or payment due or requested by any Claimant, such Claimant shall be given a written notification containing specific reasons for the denial or limitation of the benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit such claim for review. This written notification shall be given to a Claimant within 90 days after receipt of the claim by the Administrative Committee (or its delegatee to receive such claims) unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate;

(c)
In the event of a denial or limitation of benefits, the Claimant or the Claimants duly authorized representative shall be permitted to review pertinent documents and to submit issues and comments in writing to the Administrative Committee. In addition, the Claimant or the Claimant’s duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Administrative Committee; provided, however, that such written request must be received by the Administrative Committee (or its delegatee to receive such requests) within 60 days after receipt by the Claimant of written notification of the denial or limitation. The 60-day requirement may be waived by the Administrative Committee in appropriate cases; and

(d)
A decision shall be rendered by the Administrative Committee within 60 days after the receipt of the request for review; provided, however, that where special circumstances require an extension of time for processing the decision, it may be postponed, on written notice to the Claimant (prior to the expiration of the initial 60-day period) for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review. However, if the Administrative Committee holds regularly scheduled meetings at least quarterly to review such appeals, a Claimant’s request for review shall be acted upon at the meeting immediately following the receipt of the Claimant’s request unless such request is filed within 30 days preceding such meeting. In such instance, the decision shall be made no later than the date of the second meeting following the receipt of such request by the Administrative Committee (or its delegatee to receive such requests). If special circumstances require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Administrative Committee following the receipt of such request for review, and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

(e)
Any decision by the Administrative Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

14.7
Liabilities. The Administrative Committee, each member or former member of such Committee, and each person to whom duties and responsibilities have been delegated under the Plan shall be indemnified and held harmless by the Bank, to the fullest extent permitted by ERISA, other applicable laws, and the charter and By-laws of the Bank.

ARTICLE XV

AMENDMENTS

15.1
Right to Amend. Except as otherwise set forth in this Article XV or as may be required by law, the Board of Directors reserves the right to amend the Plan at any time and in any manner, without prior notification, consultation, or bargaining with any Employee or representative of Employees by written resolution of the Board of Directors adopted at a duly convened meeting of the Board of Directors in accordance with the By-Laws of the Bank and the laws of the State of New York. To the extent required by the Code or ERISA, no amendment to the Plan shall decrease a Participant’s benefit or eliminate an optional form of distribution. No amendment shall make it possible for any assets of the Plan to be used for or diverted to any purposes other than for the exclusive benefit of Participants and Beneficiaries.

15.2
Amendment by Administrative Committee. The Administrative Committee may adopt any ministerial and nonsubstantive amendment it deems necessary or appropriate to (a) facilitate the administration, management and interpretation of the Plan, (b) conform the Plan to current practice, or (c) cause the Plan and its related Trust to qualify under Code sections 401(a)(1), 501(a) and 4975(e)(7) or to comply with ERISA or any other applicable laws; provided that such amendment does not have any material effect on the estimated cost to the Bank of maintaining the Plan.

15.3
Plan Merger and Asset Transfers. No assets of the Trust shall be merged or consolidated with, nor shall any assets or liabilities be transferred to any other plan, unless the benefits payable to each Participant or Beneficiary, if this Plan were terminated immediately after such action, would be equal to or greater than the benefits such individuals would have been entitled to receive if this Plan had been terminated immediately before such action.

15.4
Amendment of Vesting Schedule. Notwithstanding anything to the contrary, no amendment to the Plan shall have the effect of decreasing a Participant’s nonforfeitable percentage determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant with at least 3 Years of Service may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage computed under the Plan without regard to such amendment. The Participant’s election may be made at any time during the period ending on the latest of:

(a)
60 days after the amendment is adopted;

(b)
60 days after the amendment become effective; or

(c)
60 days after the Participant is issued written notice of the amendment by the Bank or the Administrative Committee.

ARTICLE XVI

TERMINATION

16.1
Right to Terminate. While the Bank intends the Plan to be permanent, the Board of Directors reserves the right to terminate the Plan at any time, without prior notification, consultation, or bargaining with any Employee or representative of Employees by written resolution of the Board of Directors adopted at a duly convened meeting of the Board of Directors in accordance with the By-laws of the Bank and the laws of the State of New York.

16.2
Effect of Termination. If the Plan is terminated, contributions shall cease, and the assets remaining in the Trust, after payment of any expenses, including expenses of administration or liquidation, shall be retained in the Trust for distribution in accordance with the terms of the Plan. Upon termination (including a partial termination), or upon the complete discontinuance of contributions by the Bank, all Participants shall be 100% vested in their Accounts.

ARTICLE XVII

MISCELLANEOUS

17.1
Non-alienation of Benefits. Except as provided in Code section 401(a)(13) (relating to qualified domestic relations orders), Code section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber the Participant’s benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

17.2
Appointment of Guardian. Where it is established to the satisfaction of the Administrative Committee that a guardian has been duly appointed on behalf of a person entitled to a distribution under the Plan, the Administrative Committee may cause payment to be made to the guardian for the benefit of the entitled person. The Administrative Committee shall have no responsibility with respect to the application of amounts so paid.

17.3
Satisfaction of Benefit Claims. The assets of the Trust shall be the sole source of benefits under this Plan, and each Participant or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust for such payment or benefit, and shall not have any right, claim or demand against the Bank or any officer or director of the Bank. Such Participant or person shall not have a right to or interest in any assets of the Trust, except as provided from time to time under this Plan.

17.4
Controlling Law. The provisions of the Plan shall be construed, administered and enforced under the laws of the United States and the State of New York.

17.5
Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Bank and any Employee, or as a right of any Employee to be continued in the employment of the Bank or as a limitation of the right of the Bank to discharge any of its Employees, with or without cause.

17.6
Severability and Construction of the Plan.

(a)
If any provision of the Plan or the application of it to any circumstance(s) or person(s) is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

(b)
Unless the context otherwise indicates, the masculine wherever used shall include the feminine and neuter; the singular shall include the plural; and words such as herein, hereof, hereby, hereunder and words of similar import shall refer to the Plan as a whole and not any particular part of it.

17.7
No Requirement of Profits. Contributions may be made to the Plan without regard to current or accumulated profits of the Bank.

17.8
All Risk on Participants and Beneficiaries. Each Participant and Beneficiary shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants’ and Beneficiaries’ Accounts.

ARTICLE XVIII

TOP-HEAVY PROVISIONS

18.1
Determination of Top-Heavy Status.

(a)
Any provision of this Plan to the contrary notwithstanding, for any Plan Year in which the Plan is a Top-Heavy Plan, the provisions of this Article shall apply. The provisions of this Article shall have effect only to the extent required under Code Section 416. This Plan shall be deemed a Top-Heavy Plan only with respect to any Plan Year in which, as of the Determination Date, the Top-Heavy Ratio exceeds 60%.

(b)
If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

(c)
If the Plan is included in a Required Aggregation Group with other plans, it shall be Top- Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

18.2
Top-Heavy Definitions. Solely for purposes of this Article, the following words and phrases shall have the following meaning:

(a)
“Aggregation Group or Top Heavy Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

(b)
“Bank” means the Bank and all members of a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)), all commonly controlled trades or businesses (as defined in Code section 414(c) as modified by Code section 415(h)), or affiliated service groups (as defined in Code section 414(m)) of which the Bank is a part.

(c)
“Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted under rules issued by the U.S. Department of the Treasury.

(d)
“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Bank having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1)), a five percent owner of the Bank, or a one percent owner of the Bank having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e)
“Non-Key Employee” means any Employee who is not a Key Employee.

(f)
“Permissive Aggregation Group” means a Required Aggregation Group plus any other plans maintained and selected by the Bank, provided that all such plans when considered together satisfy the requirements of Code sections 401(a)(4) and 410.

(g)
“Required Aggregation Group” means each qualified plan of the Bank in which at least one Key Employee participates, or which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410.

(h)
“Top-Heavy Ratio” means:

(i)
If the Bank maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Bank has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the 1-year period (5-year period in the case of a distribution made for a reason other than severance from employment, death or disability) ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 1-year period (5-year period in the case of a distribution made for a reason other than severance from employment, death or disability) ending on the Determination Date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(ii)
If the Bank maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period (5-year period in the case of a distribution made for a reason other than severance from employment, death or disability) ending on the Determination Date.

(iii)
For purposes of (i) and (ii) above the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the plan at any time during the 1-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top- Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(iv)
“Valuation Date” means, for purposes of determining if the Plan is Top Heavy, the most recent Valuation Date in the period of twelve months ending on the Determination Date.

18.3
Top-Heavy Rules. For any year in which a Plan is determined to be a Top-Heavy Plan the following rules shall apply:

(a)
For each Plan Year in which the Plan is Top-Heavy, minimum contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by the Bank on the last day of the Plan Year. The amount of the minimum contribution shall be the lesser of the following percentage of compensation:

(i)
3%; or

(ii)
the highest percentage at which Contributions are made under the Plan for the Plan Year on behalf of any Key Employee.

(A)
For purposes of this paragraph (ii), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

(B)
This paragraph (ii) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Code sections 401(a)(4) or 410.

(C)
If the highest percentage at which Contributions are made under the Plan for a top-heavy Plan Year on behalf of Key Employees is less than 3%, the amounts contributed as a result of a salary reduction agreement must be included in determining Contributions made on behalf of Key Employees.

(b)
Any contributions that must be made under subsection (a) shall be made under the 401(k) plan-portion of the Plan.

(c)
The vesting schedule when the Plan is Top-Heavy is as follows:

Years of Service After the Effective Date	Vesting Percentage
0-1 Years of Service	0%
2 Years of Service	20%
3 or more Years of Service	100%

ARTICLE XIX

EXEMPT LOANS

19.1
General. The Trustee shall have the authority and discretion to borrow money from a Disqualified Person, or another source which is guaranteed by a Disqualified Person for the purpose of (a) purchasing Company Stock, or (b) repaying a prior Exempt Loan. Any Exempt Loan shall satisfy all of the requirements of this Article XIX.

19.2
Terms of Exempt Loan Agreements. All Exempt Loans shall satisfy the following requirements:

(a)
The loan shall be primarily for the benefit of Participants and their Beneficiaries.

(b)
The loan shall be for a specified term and shall bear no more than a reasonable rate of interest.

(c)
The proceeds of an Exempt Loan shall be used to purchase Company Stock within a reasonable period of time following receipt.

(d)
The collateral pledged by the Trustee shall consist only of the Company Stock purchased with the borrowed funds, or Company Stock that was pledged as collateral in connection with a prior Exempt Loan that was repaid with the proceeds of the current Exempt Loan.

(e)
Under the terms of the agreement, the lender shall have no recourse against the Trust, or any of its assets, except with respect to the collateral and contributions (other than contributions of Company Stock) by the Bank that are made to satisfy its obligations under the loan agreement and earnings attributable to such collateral and such contributions.

(f)
The payments made on the loan during a Plan Year shall not exceed an amount equal to the sum of such contributions and the earnings received during or prior to the year less such payments on the exempt loan in prior years.

(g)
In the event of default, the value of the assets transferred in satisfaction of the loan shall not exceed the amount of default; moreover, if the lender is a Disqualified Person, the loan agreement shall provide for a transfer of assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

19.3
Prohibition on Purchase Arrangements. Except as provided in Article XII and as hereinafter provided in this Article XIX, no Company Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not at the time of distribution the Plan is an employee stock ownership plan. These protections and rights which attach to Company Stock acquired with the proceeds of an Exempt Loan shall not be terminable.

19.4
Suspense Account.

(a)
Bank contributions made to the Trust in the form of Company Stock purchased with the proceeds of an Exempt Loan shall be held in the Suspense Account as the collateral for that Exempt Loan. Such stock shall be released from the Suspense Account shall be determined in the following manner below.

First, there shall be released from the Suspense Account a number of shares of Company Stock with an aggregate cost basis equal to the 401(k) Safe Harbor Nonelective Contributions, if any, of the Participants, that have been applied to the repayment of principal and interest due on the Exempt Loan for each Plan Year. Thereafter, such the Company Stock shall be released from the Suspense Account on a pro rata basis according to the amount of the payment on the Exempt Loan for the Plan Year, determined under one of the following two alternative formulas in the discretion of the Administrative Committee:

(i)
for each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released shall equal the number of such shares held in the Suspense Account immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year and the denominator of which is the sum of the numerator plus the remaining principal and interest to be paid for all future years. The number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class; or

(ii)
for each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released is determined solely with reference to the principal payment of the Exempt Loan. If Company Stock in the Suspense Account is released in accordance with this subsection (ii), (A) the Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; and (B) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. This subsection (ii) will not be applicable if by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

(b)
Shares of Company Stock released in accordance with Section 19.4(a) of the Plan shall then be allocated to the Accounts of Participants first, in an amount equal in value to any dividends paid on shares previously allocated to Participant’s Accounts that are used to repay the Exempt Loan. The remaining shares of such stock shall be allocated to the Accounts of Participants in the same manner as described in Section 5.9.

19.5
Sale of Financed Shares. In the event the Plan receives an offer to participate in a corporate transaction (i.e., a stock sale, asset sale, merger or consolidation) before all the shares of Company Stock have been released from the Suspense Account, the Trustee may enter into an agreement for the sale of all Company Stock which is not allocated to the accounts of Participants and use the proceeds thereof to repay an Exempt Loan. Any proceeds of the sale of unallocated Company Stock, which is not required to repay the Exempt Loan, will be allocated as earnings to Participant’s Accounts.

[Signature Page to Follow]

IN WITNESS WHEREOF, Ponce Bank has caused this Plan to be duly executed on its behalf this 27day of April , 2021 .

Ponce Bank
By:	/s/Carlos P. Naudon
	Name:	Carlos P. Naudon
	Title:	President